Exhibit 99.1

Press Release

LSC Communications Prices $450 Million Senior Secured Notes Offering

Chicago, Illinois, September 26, 2016 – LSC Communications, Inc. (“LSC Communications” or the “Company”) today announced the pricing of its 8.750% Senior Secured Notes due 2023, which we refer to as the senior secured notes, in the aggregate principal amount of $450 million. LSC Communications also priced its $375 million senior secured term loan B facility under its new credit agreement, under which LSC Communications will borrow at 6.00% over LIBOR, subject to a LIBOR floor of 1.00%. The senior secured notes initially will be guaranteed, jointly and severally, on a senior secured basis, by each of the Company’s existing and future direct and indirect wholly-owned U.S. subsidiaries that guarantee the Company’s obligations under its senior secured credit facilities.

The senior secured notes are being issued and the new credit agreement is being entered into in connection with the distribution (the “Distribution”) of 80.75% of the common stock of LSC Communications to holders of the common stock of R.R. Donnelley & Sons Company (“RRD”), which prior to the Distribution is the direct parent of LSC Communications and which historically owned and operated the business to be owned and operated by LSC Communications. The net proceeds from the sale of the senior secured notes and borrowings under the senior secured term loan B facility will be distributed to RRD in the form of a dividend. LSC Communications will not retain any proceeds from the offering of senior secured notes. RRD will have no obligations under the senior secured notes or the new credit agreement.

The financing transactions are expected to close on September 30, 2016 in connection with the contribution to LSC Communications of the publishing and retail-centric print services and office products businesses of RRD. Completion of these transactions is subject to customary conditions.

The senior secured notes and the guarantees are being offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act and other applicable securities laws. The senior secured notes and the guarantees will not be registered under the Securities Act or the securities laws of any state or any other jurisdiction and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws and foreign securities laws. Any offer or sale of the senior secured notes in Canada will be made on a private placement basis in a manner that is exempt from the prospectus requirements of applicable Canadian securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sales of the senior secured notes in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About LSC Communications, Inc.

LSC Communications is a global leader in traditional and digital print, print-related services and office products that serves the needs of publishers, merchandisers and retailers. The Company’s service offering includes e-services, warehousing and fulfillment and supply chain management. LSC Communications utilizes a broad portfolio of technology capabilities coupled with consultative attention to client’s needs to increase speed to market, reduce costs, provide postal savings to customers and improve efficiencies. Strategically located operations provide local service and responsiveness while leveraging the economic, geographic and technological advantages of an international organization.

Use of Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in LSC Communications’ filings with the SEC. LSC Communications disclaims any obligation to update or revise any forward-looking statements.

LSC Communications Investor Contact:

Janet Halpin, Treasurer and Investor Relations

Email: Janet.m.halpin@lsccom.com

Phone: 312-326-8742